Exhibit 10.5

TIME-BASED RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”), dated as of the date set forth in Exhibit A attached hereto (the “Grant Date”), is made by and between Claros Mortgage Trust, Inc., a Maryland corporation (the “Company”), and the individual set forth in Exhibit A attached hereto (the “Participant”).

WHEREAS, the Company maintains the Claros Mortgage Trust, Inc. 2016 Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, Section 9.4 of the Plan provides for the issuance of Restricted Stock Units (“RSUs”); and

WHEREAS, the Administrator (which, for the avoidance of doubt, is currently the Equity Incentive Committee) has determined that it would be to the advantage and in the best interest of the Company to issue RSUs to the Participant as an inducement to enter into or remain in the service of the Company, Claros REIT Management LP (the “Manager”) or any Parent, Subsidiary or Affiliate of the Company or the Manager, and as an additional incentive during such service, and has advised the Company thereof.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Issuance of Award of RSUs. Pursuant to the Plan, in consideration of the Participant’s agreement to provide services to the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager (as applicable), the Company hereby issues to the Participant an award of the number of RSUs set forth on Exhibit A attached hereto. Each RSU that vests shall represent the right to receive payment, in accordance with this Agreement, of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Unless and until an RSU vests, the Participant will have no right to payment in respect of any such RSU. Prior to actual payment in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2. Dividend Equivalents. Each RSU granted hereunder is hereby granted in tandem with a corresponding Dividend Equivalent, which Dividend Equivalent shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the RSU to which it corresponds (such earlier date, the “Dividend Equivalent Forfeiture Date”). Pursuant to each outstanding Dividend Equivalent, the Participant shall be entitled to receive payments equal to dividends paid, if any, on the Shares underlying the RSU to which such Dividend Equivalent relates during the period beginning on August 25, 2015 and ending on the applicable Dividend Equivalent Forfeiture Date. Each such payment shall be made in cash no later than 30 days following the applicable dividend payment date, provided that no such payments shall be made prior to the Grant Date, and any Dividend Equivalent payments that would have been made prior to such date shall be paid in a single lump sum no later than 60 days following the Grant Date (and in the event such RSU is forfeited pursuant to Section 5(b) below, the Participant’s right, title or interest in any corresponding Dividend Equivalents also will be forfeited as of the date the RSU is forfeited). Dividend Equivalents shall not entitle the Participant to any payments relating to dividends for which the record date occurs after the earlier to occur of the payment or forfeiture of the RSU underlying such Dividend Equivalent. Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.

3. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

(a) “Cause” means “Cause” as defined in the Participant’s applicable service agreement with the Company, the Manager or a Parent, Subsidiary or Affiliate of the Company or the Manager (as applicable), if such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause means (i) the deliberate or intentional failure by the Participant to substantially perform the Participant’s duties to the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager (other than the Participant’s failure resulting from his or her incapacity due to physical or mental illness) after a written notice is delivered to the Participant by the Company, which notice specifically identifies the manner in which the Company believes the Participant has not substantially performed his or her duties, (ii) an act by the Participant, in connection with the business of the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager, of willful misconduct, gross negligence, recklessness, fraud, theft, embezzlement, dishonesty or misappropriation, (iii) the conviction of, or plea of nolo contendere to a charge of commission of, a felony by the Participant, (iv) the unauthorized disclosure by the Participant of confidential information or trade secrets in contravention of a stated policy of the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager, or (v) a material violation by the Participant of any policies or procedures of the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager after a written notice is delivered to the Participant by the Company, which notice specifically identifies the policy or procedure which the Company believes the Participant has materially violated.

(b) “IPO” means the commencement of trading of shares of Common Stock on the New York Stock Exchange, NASDAQ or on any other nationally recognized stock exchange.

(c) “Service Provider” means an Employee, Consultant or Director, as applicable.

4. RSUs and Dividend Equivalents Subject to the Plan; Ownership and Transfer Restrictions.

(a) The RSUs and Dividend Equivalents are subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference, including, without limitation, the restrictions on transfer set forth in Section 10.3 of the Plan and the REIT restrictions set forth in Section 12.8 of the Plan.

(b) Without limiting the foregoing, the RSUs and Common Stock issuable with respect thereto shall be subject to the restrictions on ownership and transfer set forth in the charter of the Company, as amended and supplemented from time to time.

5. Vesting; Forfeiture.

(a) Each of the RSUs is vested as of the Grant Date.

(b) In the event that the Participant incurs a Termination of Service for Cause or engages in Competition [or breaches any Restrictive Covenants]1 (each, as defined below), in any case, prior to the Delivery Date (as defined below), then the Administrator may, in its sole discretion, provide that any RSU will be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right to or interest in any such RSUs.

6. Payment. Payments in respect of any RSUs shall be made to the Participant (or in the event of the Participant’s death, to his or her estate) in whole Shares on or within ten days following the second anniversary of the Grant Date (such anniversary, the “Delivery Date”).

7. Determinations. Except as otherwise set forth herein, all determinations, interpretations and assumptions relating to the RSUs shall be made by the Administrator (including any determinations regarding whether a Termination of Service was for Cause or whether the Participant [breached any restrictive covenants contained herein or]2 engaged in Competition (as defined below)).

[1]	Included in Mike McGillis’ award agreement.
[2]	Included in Mike McGillis’ award agreement.

8. Conditions to Issuance of Shares. Upon issuance, Shares issued as payment for the RSUs shall be fully paid and nonassessable. In addition to the other requirements set forth herein, the Shares issued as payment for the RSUs shall be issued only upon the fulfillment of all of the following conditions:

(a) The registration of such Shares under the Securities Act or, if such Shares are not then so registered, the determination by the Administrator that such issuance would be exempt from the registration requirements of the Securities Act;

(b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time as the Administrator may from time to time establish for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for any applicable withholding or other employment tax or required payments with respect to any such Shares to the Company with respect to the issuance or vesting of such Shares.

In the event that the Company delays a distribution or payment in settlement of RSUs because it reasonably determines that the issuance of Shares in settlement of RSUs will violate federal securities laws or other Applicable Law, such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). The Company shall not delay any payment if such delay will result in a violation of Section 409A of the Code.

9. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or any person claiming under or through the Participant.

10. Tax Withholding. The Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager shall have the authority and the right to deduct or withhold, or require the Participant to remit to such entity, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation, which may arise prior to settlement of the RSUs) required by law to be withheld with respect to the issuance, vesting or payment of the RSUs and the Dividend Equivalents. In satisfaction of the foregoing requirement or in satisfaction of any additional tax withholding, the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager may, or the Administrator may in its discretion allow the Participant to elect to have the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager (as applicable), withhold Shares otherwise issuable under such award (or allow the return of Shares) having a fair market value equal to the sums required to be withheld. To the extent that any FICA tax withholding obligations arise in connection with the RSUs prior to the date on which on which such RSUs should otherwise become payable to the Participant, then the Company may accelerate the payment of a number of RSUs sufficient to satisfy (but not in excess of) such tax withholding obligations and any tax withholding obligations associated with such accelerated payment, and the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager (as applicable) may withhold such amounts in satisfaction of such withholding obligations. Notwithstanding any other provision of the Plan or this Agreement, the number of Shares which may be withheld with respect to the issuance, vesting or payment of the RSUs and the Dividend Equivalents in order to satisfy the Participant’s income and payroll tax liabilities with respect thereto shall be limited to the number of shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in the applicable jurisdiction.

11. Right to Repurchase Common Stock.

(a) During the period beginning on the later of (i) the date of the Participant’s Termination of Service and (ii) the Delivery Date (such later date, the “Repurchase Start Date”), and ending on the first anniversary of the Repurchase Start Date (the “Repurchase Period”), the Company shall have the option (the “Call Right”) to repurchase any Shares issued with respect to the RSUs. If the Repurchase Start Date is the date of the Participant’s Termination of Service, then notwithstanding the foregoing, with respect to any Share issued to the Participant with respect to the RSUs during the 180-day period preceding the Participant’s Termination of Service, the Repurchase Period shall begin on the 180th day following the date on which such Share was issued to the Participant and end on the first anniversary of the date thereof. The Call Right may be exercised more than once and for some or all of such Shares.

(b) The Company shall exercise the Call Right (if so elected) by written notice to the Participant (and/or, if applicable, any permitted transferees) within the Repurchase Period, specifying a date within such period on which the Call Right shall be exercised and the number of Shares as to which the Call Right is being exercised. Upon such notification, the Participant and any permitted transferees shall promptly surrender to the Company any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company, free and clear of any liens or encumbrances. Except as provided below, upon the Company’s receipt of the certificates from the Participant or any permitted transferees, the Company shall deliver to him, her or them payment of the Repurchase Price (as defined below) for the Shares being purchased.

(c) The purchase price payable by the Company upon exercise of the Call Right (the “Repurchase Price”) shall be as follows:

(i)

Subject to subclause (ii), in the event that the Participant experienced a Termination of Service other than a Termination of Service for Cause, the Fair Market Value, as of the date the Call Right is being exercised, of the Shares with respect to which the Call Right is being exercised; and

(ii)

In the event that the Participant experienced a Termination of Service for Cause or if the Participant engages in Competition [or breaches any Restrictive Covenants,][3] (i) the lesser of the Fair Market Value, as of the date the Call Right is being exercised, of the Shares with respect to which the Call Right is being exercised and the aggregate purchase price paid for such Shares by the Participant or (ii) such other amount determined by the Board in its sole discretion (which amount may be no greater than the Fair Market Value, as of the date the Call Right is being exercised, of the Shares with respect to which the Call Right is being exercised).

[3]	Included in Mike McGillis’ award agreement.

In the sole discretion of the Board, the Company may pay the Repurchase Price in cash, by check or by issuing a promissory note (a “Repurchase Note”) to Participant in the amount of the Repurchase Price. The Repurchase Note shall (a) bear simple interest at the prime rate as published in The Wall Street Journal on the date such payment is due and owing from such date to the date such payment is made and (b) have such other reasonable terms and conditions as may be determined by the Company. All payments of interest accrued under the promissory note shall be paid only at the date of payment by the Company of the principal amount of such promissory note.

(d) Notwithstanding anything herein to the contrary, no payment shall be made under this Section 11 that would cause the Company to violate any Applicable Law, or any rights or preference of preferred stockholders of the Company, any banking agreement or loan or other financial covenant or cause default of any indebtedness of the Company, regardless of when such agreement, covenant or indebtedness was created, incurred or assumed. Any payment under this Section that would cause such violation or default shall result in an extension of the Repurchase Period, in the sole discretion of the Board, until such payment shall no longer cause any such violation or default and at which time the Call Right may be exercised.

(e) The Company’s Call Right with respect to the Participant shall terminate upon an IPO.

(f) For purposes of this Section 11, the Participant shall be deemed to have engaged in “Competition” if, during the term of the Participant’s employment or other service to the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager or during the period beginning on the date of the Participant’s Termination of Service and ending on the final day of the Repurchase Period, the Participant (i) becomes engaged in any manner, directly or indirectly, either alone or with any person now existing or hereafter created, in the Business (as defined below), or any portion thereof, in the United States (the “Geographic Area”), or (ii) directly or indirectly, as a shareholder, bondholder, lender, officer, director, employee, consultant or otherwise, performs services for, invests in, aids or abets or gives information or financial assistance to any person engaged in the Business, or any portion thereof, in the Geographic Area, or any portion thereof; provided, however, that this Section 11(f) shall not be deemed to prohibit the Participant from owning as an investment, directly or indirectly, up to two percent (2%) of the securities of any publicly-traded company in the Geographic Area, or any portion thereof. For purposes of this Section, “Business” shall mean the business of investing in and managing commercial real estate debt.

12. [Restrictive Covenant Agreement. The Participant has entered into an Agreement (the “Restrictive Covenant Agreement”) with Mack Real Estate Capital Group LLC (d/b/a Mack Real Estate Group) pursuant to which the Participant agreed to certain restrictive covenants, including, but not limited to, confidentiality, development, non-disparagement and non-solicitation of personnel, transactions and investors covenants, which Restrictive Covenant Agreement is incorporated herein by reference. The grant of this Award, the Participant’s ability to vest in this Award and the Participant’s right to any payment under this Award (if any), in each case, is contingent on the Participant’s continued compliance with the restrictive covenants set forth in the Restrictive Covenant Agreement, as well as any other restrictive covenants that the Participant may at any time enter into with the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager (collectively, the “Restrictive Covenants”). The Company may terminate this Award without consideration in connection with the Participant’s material breach of any such Restrictive Covenants.]4

13. Remedies. The Participant shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the RSUs which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Company shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law.

[4]	Included in Mike McGillis’ award agreement.

14. Restrictions on Public Sale by the Participant. To the extent not inconsistent with Applicable Law, the Participant agrees not to effect any sale or distribution of the RSUs or the Shares underlying the RSUs or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the up to 90-day period beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company (except as part of such offering), if and to the extent requested in writing by the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Board, which consent may be given or withheld in the Board’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, managing underwriter or underwriters, or initial purchaser or initial purchasers, as the case may be).

15. Securities Laws Restrictions. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that (i) the Participant is holding the RSUs for the Participant’s own account, and not for the account of any other person, and (ii) the Participant is holding the RSUs for investment and not with a view to distribution or resale thereof except in compliance with Applicable Laws regulating securities. The Participant understands and acknowledges that federal and state securities laws govern and restrict the Participant’s right to offer, sell or otherwise dispose of any Shares issued pursuant to this Award unless the Participant’s offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. The Participant agrees that he or she shall not offer, sell or otherwise dispose of any Shares issued pursuant to this Award in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. The Participant further understands that any certificates for any shares issued pursuant to this Award shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws or agreements.

16. Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan, this Agreement and the RSUs shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

17. Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Administrator determines that the RSUs may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement), the Administrator may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the RSUs from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the RSUs, or (b) comply with the requirements of Section 409A of the Code and related Department of

Treasury guidance; provided, however, that (i) this Section 17 shall not create any obligation on the part of the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager to adopt any such amendment, policy or procedure or take any such other action and (ii) prior approval by the Board shall be required if the Administrator’s adoption of any such amendment, policy or procedure or taking any such other action would result in material cost or other material liability to the Company. For purposes of this Agreement, a Termination of Service will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Code and related Department of Treasury guidance. Notwithstanding any provision of this Agreement to the contrary, to the extent that the Participant is deemed at the time of the Participant’s Termination of Service to be a “specified employee” under Section 409A of the Code and related Department of Treasury guidance, then any payments in respect of the RSUs shall not be made or commence until the earlier of (i) the first business day following the expiration of the six-month period measured from the Participant’s separation from service from the Company or (ii) the Participant’s death following such separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to the Participant, including, without limitation, the additional tax for which the Participant would otherwise be liable under Section 409A(a)(1)(N) in the absence of such a deferral. For purposes of Section 409A of the Code, any right to a series of payments pursuant to this Agreement shall be treated as a right to a series of separate payments.

18. No Right to Continued Service. Nothing in this Agreement shall confer upon the Participant any right to continue as a Service Provider of the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager, or shall interfere with or restrict in any way the rights of the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without Cause.

19. Miscellaneous.

(a) Incorporation of the Plan. This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, the Participant confirms that he or she has received access to a copy of the Plan and has had an opportunity to review the contents thereof.

(b) Clawback. This Award, the RSUs, the Dividend Equivalents, the cash payable with respect to the Dividend Equivalents and the Shares issuable with respect to the RSUs shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Administrator, as may be amended from time to time.

(c) Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company.

(d) Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. In the event that the provisions of such other agreement or letter conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. This Agreement may be amended at any time or from time to time by the Administrator, except that no amendment shall materially adversely affect the rights and obligations of the Participant, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 17 above. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(e) Severability. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(f) Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile (including, without limitation, transfer by .pdf), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts entered into and wholly to be performed within the State of Maryland by Maryland residents, without regard to any otherwise governing principles of conflicts of law that would choose the law of any state other than the State of Maryland.

(i) Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to:

Claros Mortgage Trust, Inc.

c/o Mack Real Estate Credit Strategies, L.P.

60 Columbus Circle

20th Floor New York, NY 10023

Attn: General Counsel

Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager. By a notice given pursuant to this Section 19(i), either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 19(i) (and the Company shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

(j) Consent of Spouse. If the Participant is married and is a resident of a community property jurisdiction, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CLAROS MORTGAGE TRUST, INC., a Maryland corporation

By:
Name:
Title:

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

Name:

Exhibit A

Award Information

Grant Date:

Participant Name:

Number of RSUs Granted:

Exhibit B

Consent of Spouse

I, Lisa McGillis, spouse of Mike McGillis, have read and approve the foregoing Time-Based Restricted Stock Unit Agreement (the “Agreement”). In consideration of issuing to my spouse the Restricted Stock Units of Claros Mortgage Trust, Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions thereof insofar as I may have any rights therein or in or to any shares of the Common Stock of Claros Mortgage Trust, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement.

Dated: ,
Signature of Spouse